Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal First Quarter 2022 Financial Results

Cloud ARR Grew 83%; Nearly Doubles Number of $1M+ Cloud Customers

SAN FRANCISCO – June 2, 2021 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced results for its fiscal first quarter ended April 30, 2021.

First Quarter 2022 Financial Highlights
•Cloud ARR was $877 million, up 83% year-over-year.
•Total ARR was $2.47 billion, up 39% year-over-year.
•Cloud revenue was $194 million, up 73% year-over-year.
•Total revenues were $502 million, up 16% year-over-year.
•203 customers with Cloud ARR greater than $1 million, up 99% year-over-year.
•537 customers with Total ARR greater than $1 million, up 46% year-over-year.

“Our first quarter success was defined by customers accelerating their move to the cloud,” said Doug Merritt, President and CEO of Splunk. “Data became an essential service in the past year as the pandemic solidified the urgent importance of digital transformation. Splunk delivers the only cloud data platform that is able to simultaneously serve the multitude of teams tasked with driving this shift for application development, infrastructure management and cyber security.”

“We saw continued improvement in demand during the first quarter and customer engagement remains high across our portfolio of products and cloud services,” said Jason Child, Chief Financial Officer, Splunk. “Our Cloud ARR exceeded 70% for the sixth straight quarter and we now have more than 200 customers with Cloud ARR over a million dollars. As we look forward, we have great confidence in our ability to deliver continued high growth, particularly within our cloud business.”

Business Highlights:

New and Expansion Customers Include: Bank of New Zealand, Chipotle, CVS Health, CyberCX (Australia), Deloitte Canada, E-Hälsomyndigheten (Sweden), Fastweb (Italy), Florida Department of Economic Opportunity, Kommunal Landspensjonskasse (KLP) (Norway), PRISMA Health, SCI Shared Resources, LLC, Sharp Healthcare, UVM Medical, TDC Net, ISTAT (Italy)

•Splunk’s New Observability Cloud Helps Customers Conquer Complexity at Any Scale: The Splunk Observability Cloud, including its entire data-driven observability product portfolio, has been made generally available to Splunk customers.
•Splunk’s Expanded Partner Ecosystem Further Drives Business Growth and Customer Success: Splunk Cloud became available through Google Cloud Marketplace and AWS was recognized as the 2021 Global Alliance Partner of the Year for its commitment to the Splunk Partner+ Program.
•Splunk Solidifies its Position as One of the World’s Top Employers: Splunk was named one of Fortune’s 100 Best Places to Work and one of the top 10 Best Workplaces in Technology, ranked among the top five on the San Francisco Business Times’ Best Places to Work in the Bay Area, and was recognized by the Human Rights Campaign as one of the Best Places to Work for LGBTQ Equality.
•Splunk Expands Executive Bench: Splunk announced the appointment of Teresa Carlson as President and Chief Growth Officer and the appointment of Shawn Bice as President of Products and Technology.
•Splunk Providing Mission-Critical Services to the Department of Defense (DoD): Working in close partnership with Carahsoft Technology Corp., Splunk is providing the DoD with asset management and cybersecurity software as part of the Core Enterprise Technology Agreement (CETA) by the DoD. The CETA designation, valued at $833M over 10 years, is part of the DoD’s Enterprise Software Initiative (ESI).

Financial Outlook

The company is providing the following guidance for its fiscal second quarter 2022 (ending July 31, 2021):

•Cloud ARR is expected to be between $950 million and $960 million.
•Total ARR is expected to be between $2.59 billion and $2.61 billion.
•Total revenues are expected to be between $550 million and $570 million.
•Non-GAAP operating margin is expected to be approximately negative 25%.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, acquisition-related adjustments, amortization of intangible assets and capitalized software costs.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal first quarter 2022 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through June 9, 2021 by dialing (855) 859-2056 and referencing Conference ID 4918617.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s total ARR, cloud ARR, revenue and non-GAAP operating margin targets for the company’s fiscal second quarter in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, including the continued impact of the COVID-19 pandemic on the business environment, such as trends in the pace of customer digital and cloud transformation and the importance of data and our ability to leverage these trends; the growth of our cloud business; the market for data-related products and trends in this market, future growth and related targets, including trends in our cloud software business mix, customer renewals, momentum, growth rate, strategy, technology and product innovation; expectations for our industry and business, such as our business model, customer demand, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impact the timing of revenue and margins; a shift from generally invoicing multi-year contracts upfront to invoicing on an annual basis which impacts cash collections; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; the continuation or tapering of the impact of the COVID-19 pandemic and related public health measures on our business, as well as the continuation or tapering of the impact of the COVID-19 pandemic on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Annual Report on Form 10-K for the fiscal quarter ended January 31, 2021, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2021 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Richard Brewer-Hay
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,
	2021	2020
Revenues
License	$143,281	$148,385
Cloud services	193,958	112,152
Maintenance and services	164,812	173,540
Total revenues	502,051	434,077
Cost of revenues
License	4,290	6,066
Cloud services	88,085	53,490
Maintenance and services	79,531	69,061
Total cost of revenues	171,906	128,617
Gross profit	330,145	305,460
Operating expenses
Research and development	247,198	192,124
Sales and marketing	356,108	319,224
General and administrative	162,186	82,724
Total operating expenses	765,492	594,072
Operating loss	(435,347)	(288,612)
Interest and other income (expense), net
Interest income	379	6,475
Interest expense	(33,590)	(24,437)
Other income (expense), net	(1,223)	(674)
Total interest and other income (expense), net	(34,434)	(18,636)
Loss before income taxes	(469,781)	(307,248)
Income tax provision (benefit)	1,220	(1,669)
Net loss	$(471,001)	$(305,579)

Basic and diluted net loss per share	$(2.89)	$(1.94)

Weighted-average shares used in computing basic and diluted net loss per share	163,169	157,534

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,845,198	$1,771,064
Investments, current	20,196	87,847
Accounts receivable, net	775,942	1,114,199
Prepaid expenses and other current assets	262,146	162,939
Deferred commissions, current	114,715	136,331
Total current assets	3,018,197	3,272,380
Investments, non-current	13,603	13,728
Accounts receivable, non-current	191,113	347,202
Operating lease right-of-use assets	245,756	356,296
Property and equipment, net	138,958	182,780
Intangible assets, net	191,314	206,153
Goodwill	1,334,888	1,334,888
Deferred commissions, non-current	78,504	69,637
Other assets	85,532	85,422
Total assets	$5,297,865	$5,868,486
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$48,849	$9,319
Accrued compensation	227,909	281,986
Accrued expenses and other liabilities	197,481	202,959
Deferred revenue, current	923,914	1,030,484
Total current liabilities	1,398,153	1,524,748
Convertible senior notes, net	2,329,193	2,302,635
Operating lease liabilities	226,019	330,970
Deferred revenue, non-current	86,188	110,418
Other liabilities, non-current	12,081	5,710
Total non-current liabilities	2,653,481	2,749,733
Total liabilities	4,051,634	4,274,481
Stockholders’ equity
Common stock	164	163
Accumulated other comprehensive loss	(748)	(592)
Additional paid-in capital	4,187,267	4,063,885
Accumulated deficit	(2,940,452)	(2,469,451)
Total stockholders’ equity	1,246,231	1,594,005
Total liabilities and stockholders’ equity	$5,297,865	$5,868,486

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2021	2020
Cash flows from operating activities
Net loss	$(471,001)	$(305,579)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,796	20,494
Amortization of deferred commissions	42,314	26,878
Amortization of investment premiums (accretion of discounts), net	50	(692)
Amortization of debt discount and issuance costs	26,558	20,416
Loss on lease termination	52,524	—
Non-cash operating lease costs	2,136	10,531
Stock-based compensation	182,417	158,818
Disposal of property and equipment	—	505
Deferred income taxes	(1,129)	(901)
Changes in operating assets and liabilities:
Accounts receivable, net	494,346	327,099
Prepaid expenses and other assets	(98,169)	(4,846)
Deferred commissions	(29,565)	(22,215)
Accounts payable	22,838	7,336
Accrued compensation	(54,077)	(97,709)
Accrued expenses and other liabilities	6,422	(10,067)
Deferred revenue	(130,800)	(84,024)
Net cash provided by operating activities	70,660	46,044
Cash flows from investing activities
Purchases of investments	(20,221)	(87,135)
Maturities of investments	87,766	254,823
Purchases of property and equipment	(853)	(14,756)
Capitalized software development costs	(3,066)	(3,548)
Other investment activities	125	(2,375)
Net cash provided by investing activities	63,751	147,009
Cash flows from financing activities
Proceeds from the exercise of stock options	538	1,418
Taxes paid related to net share settlement of equity awards	(60,815)	(49,228)
Net cash used in financing activities	(60,277)	(47,810)
Effect of exchange rate changes on cash and cash equivalents	—	(1,389)
Net increase in cash and cash equivalents	74,134	143,854
Cash and cash equivalents at beginning of period	1,771,064	778,653
Cash and cash equivalents at end of period	$1,845,198	$922,507
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active cloud services contracts at the end of a reporting period. Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, adjustments related to facility exits, capitalized software development costs and non-cash interest expense related to convertible senior notes. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the estimated non-GAAP tax rate, Splunk evaluates financial projections based on its non-GAAP results and the tax effect of those projections. The estimated non-GAAP tax rate takes into account many factors including our operating structure and tax positions. The non-GAAP tax rate applied to the three months ended April 30, 2021 was 20%. The applicable fiscal 2021 tax rates are noted in the reconciliations. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, adjustments related to facility exits, capitalized software development costs and non-cash interest expense related to convertible senior notes from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended April 30,
	2021	2020
Net cash provided by operating activities	$70,660	$46,044
Less purchases of property and equipment	(853)	(14,756)
Free cash flow (non-GAAP)	$69,807	$31,288
Net cash provided by investing activities	$63,751	$147,009
Net cash used in financing activities	$(60,277)	$(47,810)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Adjustments related to facility exits	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$88,085	$(3,670)	$(6,741)	$—	$(594)	$—	$—	$77,080
Cloud services gross margin	54.6%	1.9%	3.5%	—%	0.3%	—%	—%	60.3%
Cost of revenues	171,906	(18,322)	(10,067)	—	(594)	—	—	142,923
Gross margin	65.8%	3.6%	2.0%	—%	0.1%	—%	—%	71.5%
Research and development	247,198	(80,274)	(26)	—	3,067	—	—	169,965
Sales and marketing	356,108	(57,718)	(4,746)	—	—	—	—	293,644
General and administrative	162,186	(33,688)	—	(55,234)	(177)	—	—	73,087
Operating loss	(435,347)	190,002	14,839	55,234	(2,296)	—	—	(177,568)
Operating margin	(86.7)%	37.8%	3.0%	11.0%	(0.5)%	—%	—%	(35.4)%
Income tax provision (benefit)	1,220	—	—	—	—	—	(38,309)	(37,089)
Net loss	$(471,001)	$190,002	$14,839	$55,234	$(2,296)	$26,558	$38,309	$(148,355)
Net loss per share (1)	$(2.89)	$1.17	$0.09	$0.34	$(0.01)	$0.16	$0.23	$(0.91)
_________________________
(1)                Calculated based on 163,169 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$53,490	$(2,390)	$(5,006)	$—	$—	$—	$46,094
Cloud services gross margin	52.3%	2.1%	4.5%	—%	—%	—%	58.9%
Cost of revenues	128,617	(13,982)	(10,373)	—	—	—	104,262
Gross margin	70.4%	3.2%	2.4%	—%	—%	—%	76.0%
Research and development	192,124	(71,265)	(25)	3,548	—	—	124,382
Sales and marketing	319,224	(59,422)	(4,333)	—	—	—	255,469
General and administrative	82,724	(21,645)	—	—	—	—	61,079
Operating loss	(288,612)	166,314	14,731	(3,548)	—	—	(111,115)
Operating margin	(66.5)%	38.3%	3.4%	(0.8)%	—%	—%	(25.6)%
Income tax benefit	(1,669)	—	—	—	—	(20,198)	(21,867)
Net loss	$(305,579)	$166,314	$14,731	$(3,548)	$20,416	$20,198	$(87,468)
Net loss per share (1)	$(1.94)	$1.05	$0.09	$(0.02)	$0.13	$0.13	$(0.56)
_________________________
(1)                Calculated based on 157,534 weighted-average shares of common stock.
(2)             Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Splunk Inc. | www.splunk.com